Exhibit 10.2.2
Amendment and Waiver
Dated as of September 25, 2009
to
Receivables Sale Agreement
Dated as of July 1, 2005

This Amendment and Waiver (the “Amendment”), dated as of September 25, 2009, is entered into among Kansas City Power & Light Receivables Company (the “Seller”), Kansas City Power & Light Company (the “Initial Collection Agent”), Victory Receivables Corporation (the “Purchaser”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch), as agent for the Purchaser (the “Agent”).

Reference is hereby made to that certain Receivables Sale Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser and the Agent.  Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents as defined in the Sale Agreement shall have the same meaning herein as defined therein.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. The Seller and Initial Collection Agent have requested that the Agent waive the fifteen day notice requirement set forth in Section 5.1(g)(ii) of the Sale Agreement and the Agent has agreed to do so.

The Seller and Initial Collection Agent acknowledge and agree that the foregoing waiver is limited to the matters expressly set forth herein and the Seller and Initial Collection Agent remain obligated to comply with all other terms and conditions of the Sale Agreement (as amended hereby) and the other Transaction Documents.  The Seller and Initial Collection Agent further acknowledge and agree that neither the Purchaser nor the Agent shall not be obligated in the future to waive any provision of the Sale Agreement or the other Transaction Documents as a result of having provided the waiver contained herein.

Section 2. Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

Exhibit D to the Sale Agreement is hereby amended in its entirety and as so amended shall read as set forth on Exhibit D attached hereto.

Section 3. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed.  From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

Section 4. This Amendment shall become effective once the Agent receives executed counterparts hereof.

Section 5. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

Section 6. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Agent

By: /s/ Van Dusenbury
Title: Senior Vice President

Victory Receivables Corporation

By: /s/ Frank B. Bilotta
Title: President

Kansas City Power & Light Receivables Company

By: /s/ James P. Gilligan
Title: President

Kansas City Power & light Company

By: /s/ Michael W. Cline
Title: VP – Investor Relations & Treasurer

Exhibit D

Addresses and Names of Seller and Originator

1.Locations.  (a) The chief executive office of the Originator is located at the following address:

Kansas City Power & Light Company

1200 Main Street

Kansas City, Missouri  64105

No such address was different at any time since September 21, 2009.

(b)The chief executive office of the Seller is:

2215-B Renaissance Drive
Renaissance Office Park
Las Vegas, Nevada 89119

No such address was different at any time since July 1, 2005.

(c)The following are all the locations where the Seller and the Originator directly or through its agents maintain any Records:

Same as (a) above

2.Names.  The following is a list of all names (including trade names or similar appellations) used by the Seller and the Originator or any of its divisions or other business units that generate Receivables:

    KCPLRC
    KCREC
    KCPL
    KCP&L
    Kansas City Power & Light
    Kansas City Power & Light Company
    Kansas City Power & Light Receivables Company